UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2018 (May 16, 2018)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☑            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 16, 2018, RMG Networks Holding Corporation, a Delaware corporation (the “Company”), delivered a written notice (the “Notice”) to SCG Digital, LLC, a Delaware limited liability company (“Parent”) and elected to extend the Initial Go Shop End Date (as defined in the Merger Agreement) until 11:59 p.m. Eastern Time on June 1, 2018.  The Notice was delivered pursuant to Sections 6.02 and 9.01 of that certain Agreement and Plan of Merger, dated as of April 2, 2018, as amended by those certain letter agreements dated as of April 23, 2018 and as of May 3, 2018 (collectively, the “Merger Agreement”), by and among the Company, Parent, SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent and SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent.  Parent is owned by SCG Digital Holdings, LLC, a Delaware limited liability company (f/k/a SCG Digital Holdings, Inc., a Delaware corporation) and an affiliate of Gregory H. Sachs, the Company’s Executive Chairman.  Capitalized terms used herein but not otherwise defined in this letter agreement have the meanings ascribed to such terms in the Merger Agreement.

The foregoing summary of the Notice and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Notice attached as Exhibit 2.1, each of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished as part of this report:

Exhibit No.     Description

2.1Notice of Extension of Go Shop Period, dated May 16, 2018, from the Company to SCG Digital, LLC.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Notice of Extension of Go Shop Period, dated May 16, 2018, from the Company to SCG Digital, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 21, 2018
RMG NETWORKS HOLDING CORPORATION

	By:	/s/ Robert R. Robinson
Name: Robert R. Robinson
Title: Senior Vice President, General Counsel and Secretary